EXHIBIT 10(D)

                              EMPLOYMENT AGREEMENT

This employment agreement is effective as of April 16, 2000 between Essxsport Corporation ("Employer") and Uli Gag, ("Employee").

                                    RECITALS

     1. Employer desires assurance of the continued association and services of Employee in order to retain his experience, abilities, and knowledge, and is therefore willing to engage his services on the terms and conditions set forth below.

     2. Employee desires to be in the employ of Employer and is willing to do so on the terms and conditions set forth below.

     THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this agreement, it is agreed as follows:

                              1. TERM OF EMPLOYMENT

     Subject to earlier termination as provided in this agreement, Employee shall be employed for a term beginning April 16, 2000 ending April 16, 2003.

                             2. PLACE OF EMPLOYMENT

     Unless the parties agree otherwise in writing during the employment term Employee shall perform the services he is required to perform under this agreement at Employer's offices, currently located at 9822 Glenoaks Blvd, Sun Valley, CA 91352; provided, however, that Employer may from time to time require Employee to travel temporarily to other locations on Employer's business.

                    3. EMPLOYEE'S DUTIES AND RESPONSIBILITIES

     Employer shall employ Employee as Manager of the Production Facilities or in such other capacity or capacities as Employer's board of directors may from time to time prescribe. Employee shall be vested, with full power and authority to manage and conduct all the business of Employer, subject to the directions and policies of Employer and its board of directors as they may be, from time to time, stated either orally or in writing. Employee shall not, however, take any of the following actions on behalf of Employer without the express written approval of the board of directors:

     (1)  Borrowing or obtaining credit in any amount or executing any guaranty;

     (2)  Expending funds for capital equipment;

     (3)  Selling or transferring capital assets;

     (4) Executing any contract or making any commitment for the purchase or sale of Employer's products or facilities;

     (5)  Executing any lease of real or personal property;

     (6) Exercising any discretionary authority or control over the management of any employee welfare or pension benefit plan or over the disposition of the assets of any such plan;

     (7)  Hiring or firing any employee.

                 4. PRECLUSION FROM OUTSIDE BUSINESS ACTIVITIES

     During his employment, Employee shall devote his full business time, energy, and ability exclusively to the business and interests of Employer, and shall not, without Employer's prior written consent, render to others services of any kind for compensation, or engage in any other business activity that would materially interfere with the performance of his duties under this agreement. Employee represents to Employer that he has no other outstanding commitments inconsistent with any of the terms of this agreement or the services to be rendered under it.

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                           5. COVENANT NOT TO COMPETE

     During the employment term, and for a period of one year thereafter, Employee shall not, directly or indirectly, whether as partner, employee, creditor, shareholder, or otherwise, promote, participate, or engage in any activity or other business competitive with Employer's business. In addition, Employee, while employed, shall not take any action without Employer's prior written consent to establish or become employed by a competing business on termination of employment by Employer. Employee's failure to comply with the provisions of the preceding sentence shall give Employer the right (in addition to all other remedies Employer may have) to terminate any benefits or compensation to which Employee may be otherwise entitled following termination of this agreement.

                                 6. BASE SALARY

     During the term of this agreement, Employer agrees to pay Employee a Base Salary of Three Thousand ($3,000) per month, payable as current salary, in monthly installments subject to all applicable withholdings and deductions.

                            7. INCENTIVE COMPENSATION

     Employee to receive a $5,000.00 bonus when the Company reaches $500,000.00 in sales the first fiscal year, and $10,000.00 when the Company reaches $1,000,000.00 in sales the first fiscal year. Bonuses for following years will be reviewed on an annual basis.

                             8. ADDITIONAL BENEFITS

     During the employment term, Employee shall be entitled to receive all other benefits of employment generally available to Employer's other Employees and managerial employees when and as he becomes eligible for them. Employer reserves the right to modify, suspend or discontinue any and all of the above benefit plans, policies, and practices at any time without notice to or recourse by Employee, so long as such action is taken generally with respect to other similarly situated persons and does not single out Employee.

                                   9. VACATION

     Employee shall be entitled to two weeks, and after one year, three weeks paid vacation in accordance with Employer's policies and practices in effect with respect to Employer's other Employee and managerial employees.

                            10. EXPENSE REIMBURSEMENT

     During the employment term, subject to prior approval by the Employer, to the extent that such expenditures satisfy the criteria under the Internal Revenue Code for deductibility by Employer (whether or not fully deductible) for federal income tax purposes as ordinary and necessary business expenses, Employer shall reimburse Employee promptly for reasonable business expenses.

                    11. EXCESSIVE COMPENSATION DETERMINATION

If any part of the salary or other compensation paid by Employer to Employee, or of any amount paid by employer for travel or entertainment expenses incurred by Employee, is finally determined not to be allowable as a federal or state income tax deduction to Employer, the part disallowed shall be repaid to Employer by Employee.

                       12. EMPLOYERS RIGHT TO INTANGIBLES

     All processes, inventions, patents, copyrights, trademarks, and other intangible rights that may be conceived or developed by Employee, either alone or with others, during the term of Employee's employment, whether or not conceived or developed during Employee's working hours, and with respect to which the equipment, supplies, facilities, or trade secret information of Employer was used, or that relate at the time of conception or reduction to practice of the invention to the business of the Employer or to Employer's actual or demonstrably anticipated research and development, or that result from any work performed by Employee for Employer, shall be the sole property of Employer. Employee shall disclose to Employer all inventions conceived during the term of employment and for one year thereafter, whether or not the property of Employer under the terms of the preceding sentence, provided that such

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disclosure  shall be received by Employer in confidence.  Employee shall execute all documents, including patent applications and assignments, required by Employer to establish Employer's rights under this Section.

                           13. INVOLUNTARY TERMINATION

     Employer may terminate this agreement without cause, upon the payment of the salary due, less taxes, withholding and applicable benefits upon prior written notice to Employee.

                             14. TERMINATION CLAUSE

     Employer may terminate this agreement at any time without notice if Employee commits any material act of dishonesty, discloses confidential information, is guilty of gross carelessness or misconduct, or unjustifiably neglects his duties under this Agreement, or acts in any way that has a direct, substantial, and adverse effect on Employer's reputation.

                         15. TERMINATION ON RESIGNATION

     Employee may terminate this agreement by giving Employer three months' prior written notice of resignation.

                          16. EMPLOYER RIGHT TO ASSIGN

     In the event of a merger in which Employer is not the surviving entity, or of a sale of all or substantially all of Employer's assets, Employer may, at its sole option (1) assign this agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Employer's business through that merger or sale of assets, or (2) on at least thirty days prior written notice to Employee, terminate this agreement effective on the date of the merger or sale of assets.

                 17. AGREEMENT SURVIVES TRANSFER SALE OR MERGER

     This agreement shall not be terminated by Employer's voluntary or involuntary dissolution or by any merger in which Employer is not the surviving or resulting corporation, or on any transfer of all or substantially all of Employer's assets. In the event of any such merger or transfer of assets, the provisions of this agreement shall be binding on and inure to the benefit of the surviving business entity or the business entity to which such assets shall be transferred.

                  18. RIGHTS AND OBLIGATIONS AFTER TERMINATION

     If Employee gives notice of termination of this agreement under Section 15, or if it becomes known that this agreement will otherwise terminate in accordance with its provisions, Employer may, in its sole discretion and subject to its other obligations under this agreement, relieve Employee of his duties under this agreement and assign Employee other reasonable duties and responsibilities to be performed until the termination becomes effective.

                             19. UNFAIR COMPETITION

     Because of his employment by Employer, Employee will have access to trade secrets and confidential information about Employer, its products, its customers, and its methods of doing business. In consideration of his access to this information, Employee agrees that for a period of one year after termination of his employment, he will not, directly or indirectly, compete with Employer in the field of track and field vaulting mats and accessories in the United States. Employee understands and agrees that direct competition means design, development, production, promotion, or sale of products or services competitive with those of Employer. Indirect competition means, employment by any competitor or third party providing products competing with Employer's products, for which Employee will perform the same or similar function as he performs for Employer.

   20. DISCLOSURE OF CUSTOMER INFORMATION AND SOLICITATION OF OTHER EMPLOYEES

     In the course of his employment, Employee will have access to confidential records and data pertaining to Employer's customers and to the relationship between these customers and Employer. Such information is considered secret and is disclosed to Employee in confidence. During his employment by Employer and for one year after termination of that employment, Employee shall not directly or indirectly disclose or use any such information except as required in the course of his employment by Employer. In addition, during for one year after termination of his employment, Employee shall not induce or attempt to induce any account Employee of Employer to discontinue representing Employer for the purpose of representing and competitor of Employer.

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                                 21. INTEGRATION

     This agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments, and practices between them, including all prior employment agreements, whether or not fully performed by Employee before the date of this agreement. No oral modifications, express or implied, may alter or vary the terms of this agreement. No amendments to this agreement may be made except by a writing signed by both parties. No employee or supervisor of the employee is authorized to alter or vary the terms of this agreement except by written agreement by the chief Employee officer. Any representations contrary to this agreement, express or implied, written or oral, are hereby disclaimed.

                                22. CHOICE OF LAW

     The formation, construction, and performance of this agreement shall be construed in accordance with the laws of California.

                                  23. NOTICES

     Any notice to Employer required or permitted under this agreement shall be given in writing to Employer, either by personal service or by registered or certified mail, postage prepaid, addressed to Bruce Caldwell, 3625 Conflans Rd., Irving, TX 75061 [the president of Employer] Any such notice to Employee shall be given in a like manner and, if mailed, shall be addressed to Employee at 13213 Wentworth St., Arleta, CA 91352, his home address. For the purpose of determining compliance with any time limit in this agreement, a notice shall be deemed to have been duly given (a) on the date of service, if served personally on the party to whom notice is to be given, or (b) on the second business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this section.

                                24. SEVERABILITY

     If any provision of this agreement is held invalid or unenforceable, the remainder of this agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances.

     Executed by the parties as of the day and year first above written.

                                        Essxsport Corporation (Employer)

                                        By  s/s Bruce Caldwell
                                            Bruce Caldwell, President


                                        Uli Gag (Employee)

                                        By  s/s Uli Gag

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